Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS FOURTH QUARTER RESULTS

SANTA CLARA, Calif., August 2, 2006 – Extreme Networks, Inc. (Nasdaq: EXTR), the leader in open converged networks, today announced financial results for its fiscal fourth quarter and year ended July 2, 2006.

For the quarter, net revenue was $82.4 million, compared to $96.1 million in the fourth quarter of fiscal 2005. Net loss for the quarter was $1.8 million or a loss of $0.02 per diluted share on a GAAP basis. Excluding stock-based compensation expense of $2.2 million, non-GAAP net income for the quarter was $0.4 million or $0.00 per diluted share, compared to non-GAAP net income of $0.3 million or $0.00 per diluted share in the fourth fiscal quarter of 2005.

For the fiscal year, the Company recorded net revenue of $358.6 million, down from $383.3 million in fiscal 2005. Net income for fiscal 2006 was $11.0 million. Excluding stock-based compensation expense of $7.0 million, non-GAAP net income for the fiscal year was $18.0 million, or $0.15 per share, up from $13.3 million or $0.11 per fully diluted share in fiscal 2005.

“We are pleased with the year-over-year improvement in our non-GAAP profitability,” said Gordon L. Stitt, CEO of Extreme Networks. “Our goal in the coming year is to expand our sales force in order to take greater advantage of the revenue opportunities made possible by our improving ExtremeXOS-based product line.”

Revenues in the U.S. were $35.0 million in the quarter, representing 42.4 percent of total consolidated revenue, compared to $43.1 million or 44.9 percent of revenue in the same quarter a year ago. International revenues were $47.4 million or 57.6% percent of total revenues, compared to $53.0 million or 55.2 percent of total revenues in the fourth quarter of last fiscal year.

For the fiscal year, international net revenues totaled $212.7 million, down 1.7 percent from fiscal 2005. Net revenues in the US were $145.9 million, down 12.7 percent from the previous fiscal year.

Gross margin on a GAAP basis for the fourth quarter was 52.7 percent. Excluding expense for stock-based compensation of $0.3 million, gross margin was 53.1 percent, compared to 53.0 percent in the fourth quarter of fiscal 2005, the tenth consecutive quarter of year-over-year gross margin increases. Operating expenses for the quarter, on a GAAP basis, were $47.4 million. Excluding stock-based compensation of $1.9 million, operating expenses were $45.5 million or 55.2% of sales.

Cash provided by operating activities during the quarter was $1.4 million. For the fiscal year, cash provided by operations was $28.0 million. During the quarter, the Company continued to execute on its $50 million share repurchase program by repurchasing 2.9 million shares for $13.1 million, leaving cash, cash equivalents and investments at the end of the fourth quarter of $433.1 million. Since announcing the program in October 2005, the Company has repurchased a total of 7.1 million shares for $33.7 million dollars.

Quarterly Business Highlights

•	Extreme Networks assists Avaya to Deliver Highly Successful World Cup Event Network: Extreme Networks provided converged switching solutions and advanced network monitoring and performance management to support the converged communication network that Avaya supplied for the 2006 FIFA World Cup Germany™. The resulting wired and wireless IP network provided 99.999 percent availability throughout the event connecting thousands of staff, journalists, and participating teams with critical data, reliable VoIP phone calls and multimedia content

•	Extreme Networks named Top 100 IT vendor: Having completed shipment of 15 million Ethernet ports to its customers worldwide, IT Week Magazine hailed Extreme Networks as one of its Top 100 IT vendors based on the Company’s innovative technologies and an impressive history providing converged network solutions to global customers.

•	Extreme Networks Wins InfoWorld Magazine’s Converged Network Review: In a ‘hands-on’ test of 10 Gigabit Ethernet switches conducted by InfoWorld Magazine, Extreme Networks’ BlackDiamond 10K and 8800 switches received the highest score of participating vendors for a complete enterprise convergence solution, where performance and scalability, integrated management, network security and ease-of-set-up were evaluated.

•	German Telecom Service Provider Deploys Extreme Networks’ Multidimensional Ethernet: wilhelm.tel has deployed Extreme Networks’ BlackDiamond 12K switch to serve thousands of residential customers in Hamburg and surrounding cities with high performance Ethernet that powers triple-play applications consisting of voice, cable video and data.

•	Extreme Networks Adds New Distribution Partner: Anixter of Mexico is now distributing Extreme’s BlackDiamond, Alpine® and Summit® switching family of products addressing healthcare, government and education customers in Mexico.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. EDT (2:00 p.m. PDT), for more information visit http://www.extremenetworks.com/aboutus/investor/ Financial information to be discussed during the conference call is posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Extreme Networks

Extreme Networks is the leader in open converged networks. Its innovative network architecture provides Enterprises and Metro Service Providers with the resiliency, adaptability and simplicity required for a true converged network that supports voice, video and data, over a wired and wireless infrastructure, while delivering high-performance and advanced security features. For more information, please visit http://www.extremenetworks.com.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). In the first fiscal quarter of 2006, the Company adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the three months and year ended July 2, 2006 include the new stock-based compensation expense of $2.2 million and $7.0 million, respectively; however, comparable prior year periods are not required to be restated. Therefore, to supplement Extreme Networks’ consolidated financial statements presented in accordance with GAAP, the Company has provided non-GAAP financial information, which is adjusted to exclude all stock-based compensation expense. This non-GAAP reporting provides for comparable financial information and can enhance the understanding of the Company’s ongoing performance as a business. Therefore, Extreme Networks uses both GAAP and non-GAAP reporting to evaluate and manage its operations. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying attachments.

# # #

Extreme Networks is a registered trademark of Extreme Networks, Inc., in the United States and other countries. All other marks are the property of their respective holders.

This announcement contains preliminary, unaudited financial data which could differ from actual financial data to be filed with the Securities and Exchange Commission in our Annual Report on Form 10-K. This announcement may contain forward-looking statements that involve risks and uncertainties. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	July 2, 2006	July 3, 2005		July 2, 2006	July 3, 2005
Net revenues:
Product	$66,761		$80,486	$294,824	$324,256
Service	15,681		15,566	63,777	59,091

Total net revenues	82,442		96,052	358,601	383,347

Cost of revenues:
Product (1)	30,809		36,525	130,684	146,476
Service (1)	8,178		8,650	34,180	34,219

Total cost of revenues	38,987		45,175	164,864	180,695

Gross margin:
Product	35,952		43,961	164,140	177,780
Service	7,503		6,916	29,597	24,872

Total gross margin	43,455		50,877	193,737	202,652

Operating expenses:
Sales and marketing (1)	25,513		25,862	98,539	96,804
Research and development (1)	15,734		15,682	62,123	61,268
General and administrative (1)	6,136		9,838	25,868	31,754
Amortization of deferred stock compensation (1)	—		—	—	69
Technology agreement	—		—	—	2,000

Total operating expenses	47,383		51,382	186,530	191,895

Operating income (loss)	(3,928)		(505)	7,207	10,757
Other income, net	1,876		1,145	5,615	5,728

Income (loss) before income taxes	(2,052)		640	12,822	16,485
Provision for (benefit from) income taxes	(232)		517	1,798	3,543

Net income (loss)	$(1,820)		$123	$11,024	$12,942

Net income (loss) per share - basic	$(0.02)	$	*	$0.09	$0.11

Net income (loss) per share - diluted	$(0.02)	$	*	$0.09	$0.10

Shares used in per share calculation - basic	118,453		121,779	121,286	121,225

Shares used in per share calculation - diluted	118,453		124,298	123,049	124,219

________________
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$205		$32	$718	$32
Cost of service revenue	140		—	417	—
Sales and marketing	888		9	2,764	48
Research and development	663		92	1,993	190
General and administrative	340		—	1,103	—
Amortization of deferred stock compensation	—		—	—	69

Total stock-based compensation expense	$2,236		$133	$6,995	$339

*	Less than $0.01 per share

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 2, 2006	July 3, 2005
Assets
Current assets:
Cash and cash equivalents	$92,598	$127,470
Short-term investments	297,726	127,889
Accounts receivable, net	27,681	30,778
Inventories, net	19,303	25,943
Prepaid expenses and other current assets	9,420	12,410

Total current assets	446,728	324,490

Property and equipment, net	46,499	50,438
Marketable securities	42,781	185,045
Other assets	22,710	23,641

Total assets	$558,718	$583,614

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,138	$18,283
Deferred revenue	35,406	36,688
Accrued warranty	7,027	7,471
Convertible subordinated notes	200,000	—
Other accrued liabilities	37,624	42,462

Total current liabilities	300,195	104,904

Other long-term liabilities	10,128	16,913
Deferred revenue, less current portion	9,699	13,785
Convertible subordinated notes	—	200,000

Total stockholders’ equity	238,696	248,012

Total liabilities and stockholders’ equity	$558,718	$583,614

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	July 2, 2006	July 3, 2005
Cash flows from operating activities:
Net income	$11,024	$12,942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,908	16,244
Provision for doubtful accounts	1,166	380
Provision for excess and obsolete inventory	1,259	1,061
Deferred income taxes	(249)	451
Amortization of warrant	4,691	7,566
Amortization of deferred stock compensation	—	69
Stock-based compensation	6,995	—
Loss on disposal of assets	—	212
Net changes in operating assets and liabilities:
Accounts receivable	3,306	2,271
Inventories	5,405	(1,114)
Prepaid expenses and other current and noncurrent assets	(2,075)	(9,558)
Accounts payable	1,855	(712)
Deferred revenue	(5,326)	(3,201)
Accrued warranty	(444)	(825)
Other accrued liabilities	(11,478)	(9,328)

Net cash provided by operating activities	28,037	16,458

Cash flows from investing activities:
Capital expenditures	(7,969)	(7,127)
Purchases and maturities of investments, net	(26,260)	53,033

Net cash provided by (used in) investing activities	(34,229)	45,906

Cash flows from financing activities:
Proceeds from issuance of common stock	5,020	5,942
Repurchase of common stock	(33,700)	—

Net cash provided by (used in) financing activities	(28,680)	5,942

Net increase (decrease) in cash and cash equivalents	(34,872)	68,306
Cash and cash equivalents at beginning of period	127,470	59,164

Cash and cash equivalents at end of period	$92,598	$127,470

EXTREME NETWORKS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per-share amounts)

(Unaudited)

	Three Months Ended				Year Ended
	July 2, 2006		July 3, 2005		July 2, 2006	July 3, 2005
GAAP net income (loss)		$(1,820)		$123	$11,024	$12,942
Adjustments:
Stock-based compensation		2,236		133	6,995	339
Income tax effect		—		—	—	—

Total non-GAAP adjustments		2,236		133	6,995	339

Non-GAAP net income (loss)		$416		$256	$18,019	$13,281

Non-GAAP net income (loss) per share — basic	$	*	$	*	$0.15	$0.11

Non-GAAP net income (loss) per share — diluted	$	*	$	*	$0.15	$0.11

Shares used in per share calculation — basic		118,453		121,779	121,286	121,225

Shares used in per share calculation — diluted		120,189		124,298	123,049	124,219

*	Less than $0.01 per share